Exhibit 10.34.2

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of August 5, 2019 (this “Agreement”), is entered into by and among Athenex, Inc., a Delaware corporation (the “Borrower”), the Lenders parties hereto, and Perceptive Credit Holdings II, LP, a Delaware limited partnership, as the Administrative Agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement and Guaranty, dated as of June 30, 2018 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to such request subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Amendments to credit agreement

SECTION 1.1         Amendment to the Credit Agreement.  Section 9.01(h) of the Credit Agreement is hereby amended by replacing the text “$10,000,000” in the proviso thereof with the text “$25,000,000”.

ARTICLE II
conditions PRECEDENT

SECTION 2.1         Conditions to Effectiveness.  This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent:

(a)the Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrower and the Majority Lenders;

(b)both immediately before and after giving effect to this Agreement: (i) the representations and warranties set forth in Article III below shall be true and correct and (ii) no Default shall have occurred and be continuing; and

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(c)the Administrative Agent shall have received all fees, costs and expenses (including without limitation the fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent) invoiced on or prior to the date hereof.

ARTICLE III
Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants on behalf of itself and each other Obligor to each of the Administrative Agent and the Lenders as set forth below:

SECTION 3.1         Validity, etc.  This Agreement, the Credit Agreement and each other Loan Document constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.2         Representations and Warranties, etc.  Immediately prior to, and immediately after giving effect to, this Agreement, the following statements shall be true and correct:

(a)the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)no Default has occurred and is continuing.

SECTION 3.3         Confirmation of Continued Effectiveness.  Both immediately before and immediately after giving effect to this Agreement, except as expressly provided herein, the Credit Agreement and each other Loan Document is and shall continue to be in full force and effect and the same is hereby ratified in all respects by the Borrower on behalf of itself and the other Obligors.

ARTICLE IV
Miscellaneous

SECTION 4.1         Cross-References.  References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 4.2         Loan Document Pursuant to Credit Agreement.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

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SECTION 4.3         Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

SECTION 4.4         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 4.5         Governing Law.  this agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the state of new york.

SECTION 4.6         Full Force and Effect; Limited Waiver and Consent.  Except as expressly amended hereby, the Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments, consents and other waivers and modifications set forth in this Agreement shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document, or any Default, Event of Default or non-compliance, or of any transaction or further or future action on the part of any Obligor which would require the consent of the Administrative Agent or any Lender under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by a Responsible Officer as of the date first above written.

BORROWER:

ATHENEX, INC.

By:	/s/ Randoll Sze
Name:	Randoll Sze
Title:	CFO

Address for Notices:
1001 Main Street
Suite 600
Buffalo, NY 14203
Attn:	Teresa Blair
Tel:	716-427-2868
Fax:	716-800-6816
Email:	tblair@athenex.com

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ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS II, LP

By:	PERCEPTIVE CREDIT
OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

Address for Notices:
Perceptive Credit Holdings II, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn:	Sandeep Dixit
Email:	Sandeep@perceptivelife.com

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LENDERS:

PERCEPTIVE CREDIT HOLDINGS II, LP

By:	PERCEPTIVE CREDIT
OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

Address for Notices:
Perceptive Credit Holdings II, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn:	Sandeep Dixit
Email:	Sandeep@perceptivelife.com

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